                             DISTRIBUTION AGREEMENT              EXHIBIT 10.53
                                                                 -------------


This Distribution Agreement (hereinafter called the "Agreement") is entered as of January 16, 1996 (hereinafter called the "Effective Date") by and between Synbiotics Corporation (hereinafter called "Synbiotics"), a California corporation, with its principal office at 11011 Via Frontera, San Diego, California, U.S.A. and Daiichi Pharmaceutical Co., Ltd. (hereinafter called "Distributor"), a Japanese corporation, with its principal office at 14-10, Nihonbashi 3-Chome, Chuo-Ku, Tokyo 103, Japan.


                                   WITNESSETH

WHEREAS, Synbiotics is engaged in business activity relating to veterinary vaccines and diagnostics including the "Products" (as hereinafter defined), and

WHEREAS, Distributor is engaged in business activity relating to manufacture, sale and marketing of pharmaceutical products for human and veterinary use, and

WHEREAS, Synbiotics and Distributor entered into the Non-Disclosure Agreement containing the Products on April 11, 1995 and Distributor evaluated the commercialization of the Products, and

WHEREAS, Distributor has now expressed the desire to import the Products from Synbiotics and sell the Products for veterinary use in the "Territory" (as hereinafter defined) and Synbiotics is willing to accept such desire;

NOW THEREFORE, in consideration of the mutual covenants herein contained, Synbiotics and Distributor agree as follows:


1.  Definition.  In this Agreement the following terms shall have the meanings
    -----------
respectively indicated in this Section 1.

    (a) The "Products" shall mean the Synbiotics' unlabeled veterinary vaccines and diag nostics which are expressly set forth in Attachment A.

    (b)     The "Territory" shall mean Japan.

    (c) The "Trademarks" shall mean Synbiotics' trademarks (English and Japanese) for the Products in the Territory applied or owned by Synbiotics.

    (d) The "Preshipment Sample" shall mean the sample from each shipment of the Products which Synbiotics provide to Distributor for quality testing purpose and has the same lot number with such Products to be shipped.

2.  Appointment.  Synbiotics hereby appoints Distributor for the term of this
    ------------
Agreement as, and Distributor agrees to act as, Synbiotics' exclusive distributor of the Products for the Territory, subject to all the terms and conditions hereof. So long during the term of this Agreement as Distributor remains in full compliance with this Agreement, Synbiotics will not appoint another distributor for the Products in the Territory. Distributor shall refrain from establishing or maintaining any branch, warehouse or distribution depot for the Products outside the Territory, and shall not engage in any advertising or promotional activities relating to the Products directed to customers located outside the Territory. Distributor shall sell no units of the Products which it believes are intended for end use outside the Territory.

Synbiotics reserves the right to change, modify or discontinue any Product or add Product to Attachment A or remove any discontinued Product therefrom, subject to Distributor's prior written consent.

3.  Payment and Supply Terms.
    -------------------------

    (a) The Products will be delivered to Distributor on F.O.B. basis. The initial price and the minimum order of the Products shall be mutually agreed upon by both parties hereto product by product basis, promptly after filing the New Animal Drug Application ("NADA") by Distributor in Territory. If the circumstances on which the initial price is based (i.e., market situation, production costs, etc.) change substantially, the parties will negotiate in order to fix a new price. New price will apply to all shipments made after the date of the determination of such negotiation by written. Distributor will pay all charges, including without limitation freight, shipping, customs charges and expenses, cost of special packaging or handling and insurance premiums, and shall be responsible for all taxes, including but not limited to sales, value added and use taxes, duties and other governmental assessments accrued in Japan, and Synbiotics will pay and be responsible for those accrued in the U.S.A.

    Payment shall be in U.S. dollars. Terms of payment will be net ninety (90) days from airway bill of lading date, unless Synbiotics determines that Distributor's credit is not satisfactory, in which case payment terms shall be C.O.D., payment in advance or by letter of credit, at Synbiotics' discretion. Late payment will be assessed at 1.5% per month service fee, to the extent allowed by law.

    (b) In consideration for the exclusive distribution rights granted herein, Distributor shall pay to Synbiotics a licensing fee of [*] to be paid as follows:

     (1)  The first payment

          Amount                            :             [*]
          Payment accrual date              :             Upon the execution of this Agreement
          Due date                          :             Within thirty (30) days following the above payment
          accrual date

     (2)  The second payment

          Amount                            :              [*]
          Payment accrual date              :              Upon the first successful registration in the Territory
                                                           of diagnostics listed in Attachment A
          Due date                          :              Within thirty (30) days following the above payment
                                                           accrual date

__________________________

[*] Certain confidential portions of this exhibit have been omitted by means of blacking out the text (the "Mark"). This exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(3)   The third payment

      Amount                         :              [*]
      Payment accrual date           :              Upon the first successful registration in the
                                                    Territory of SENTRYPAR DHP/L, SENTRYPAR DHP or
                                                    SENTRYVAC DHP/L listed in Attachment A as the
                                                    Product
      Due date                       :              Within thirty (30) days following the above payment
                                                    accrual date

    (c) All taxes levied by any governmental authority in the Territory upon the payments according to the Section 3(b) shall be borne by Synbiotics. If so required by the applicable law, Distributor shall withhold the amounts of such taxes due prior to payment to Synbiotics, and shall pay the amounts of such taxes to the governmental authority in a timely manner and shall promptly transmit to Synbiotics, an official tax certificate or other suitable document.

    (d)     During the term of this Agreement:

            (1) Synbiotics shall provide Distributor, at Synbiotics' expense, with samples of any applicable printed marketing materials that Synbiotics may in its discretion produce for the Products. Distributor will prepare and produce similar and any additional materials needed to promote the Products in the Territory.

            (2) Subject to the terms and conditions of this Agreement, Synbiotics shall supply Distributor with the Products and shall fill Distributor's written purchase orders for the Products with a request delivery date not less than ninety (90) days after the date the purchase order is received by Synbiotics. Distributor shall be responsible at its expense for the packaging, labeling or otherwise required to sell the Products in the Territory.

            (3) The specification and test method of the Products (herein after called the "Specifications") shall be mutually agreed upon by both parties separately.

            (4) Synbiotics shall provide Distributor, free of charge, with the Preshipment Sample. The quantity, the shipment schedule and other conditions of the Preshipment Sample shall be mutually agreed upon by both parties separately.

            (5) Synbiotics will provide Distributor with, and Distributor will accept, such training as Synbiotics deems appropriate at locations specified by Synbiotics; each party will bear its own expenses in connection with such training.

    (e) The Products will be deemed accepted when it passes the national assay by the competent authority in the Territory.

4.  License, Trademarks.
    --------------------

    (a) Distributor shall sell the Products under the Trademarks in the Territory.

    (b) Synbiotics shall, at its sole expense, use its best effort to obtain the registration all of the Trademarks in the Territory and shall grant to Distributor a royalty free exclusive license to use the Trademarks, but only with res pect to the sale of the Products in compliance with this Agreement.

    (c) In case the Trademark for a certain product in the Products cannot be used in the Territory as a result of anteriority or for any other reason, Distributor shall select a proper trademark for such product on condition that Synbiotics will, at its sole expense, file the application for said Trademarks.

    (d) Distributor agrees that it will not use, without Synbiotics' prior written consent, any mark which is likely to be similar to or confused with Synbiotics' corporate mark.

    (e) Distributor agrees that it has not registered and will not register the name "Synbiotics" or any forms thereof for use in connection with any business entity without the prior written approval of Synbiotics.

    (f) Distributor agrees that its use of the Trademarks shall not create in its favor any right, title or interest therein and acknowledges Synbiotics' exclusiv e right, title and interest in the Trademarks.

    (g) Distributor hereby acknowledges and agrees that any and all rights, title and interest in any and all Trademarks and other proprietary rights that are related in any way to the production, manufacture or sale of the Products, or form the basis for the development of the Products are owned wholly and exclusively by Synbiotics, and Synbiotics shall seek to secure and maintain any such rights. In the event that Synbiotics seek to secure or maintain or initiate any infringement action regarding such rights, distributor agrees to cooperate with Synbiotics in any way reasonably requested.

5.  Marking.  Distributor shall use in connection with all packaging,
    --------
literature, labels and other printed matter, an expression to the effect that the Products are manufactured by Synbiotics and are imported and distributed by Distributor.

6.  Distributor Covenants and Responsibilities.  Except as expressly and
    -------------------------------------------
unambiguously provided herein, Distributor represents, warrants and agrees:

    (a) to provide Synbiotics, within six (6) months after filing an application for necessary regulatory approval for each Product to the competent authority, a binding, non-cancelable Distributor purchase order for the total quantity of such Products during the initial three (3) months. Distributor shall provide Synbiotics, promptly after launch of each Product, a purchase order for the period of three (3) months and the forecast for succeeding nine (9) month period. Distributor shall, within ten (10) days before the end of each three month period thereafter, send Synbiotics a rolled-forward and revised nine (9) month forecast and a purchase order for the quantities of the Products specified in the first three (3) month period thereof.

    (b) to use its best efforts to successfully market (including, without limitation, conducting periodic promotions and market research, maintaining a well-staffed sales force and adequate inventory, and prompt inclusion of the Products, to the extent possible, in applicable trade shows and in Distributor's catalogs and other promotional materials), to distribute and support (including training and other support) the Products on a continuing basis and to comply with good business practices and all laws and regulations relevant to this Agreement or the subject matter hereof.

    (c) to keep Synbiotics informed of relevant market trends, customer needs, competitive activity, economic and regulatory conditions and Distributor's sales and inventory by the Products. Distributor will also provide Synbiotics with a written quarterly report with respect to these matters.

    (d) that it does not currently represent or promote any lines or products that compete with the Products. Distributor will conduct its business in a manner that reflects favorably on the Products and shall not represent, promote or otherwise try to sell within the Territory any lines or products that compete with the Products covered by this Agreement during the period when such particular Product is covered by this

    Agreement, without Synbiotics' prior written consent which shall not be unreasonably withheld by Synbiotics.

    (e) to ascertain and comply, at Distributor's sole expense, with all applicable laws and regulations and standards of industry or professional conduct.

    (f) to use best efforts, at its sole expense, to obtain and maintain any applicable approvals, registrations, notifications or the like with regard to marketing, using (for diagnostic, vaccine and/or therapeutic use, as may be specified by Synbiotics), selling, labelling or otherwise promoting or making claims regarding the Products or their uses in the Territory. This includes, without limitation, conducting any necessary pre-clinical and clinical studies and preparing and filing any necessary applications or documents.

    (g) to keep Synbiotics informed as to serious problems encountered with the Products and any resolutions arrived at for those problems, and to communicate promptly to Synbiotics any and all modifications, design changes or improvements of the Products suggested by any customer, employee or agent. Distributor further agrees that Synbiotics shall have any and all right, title and interest in and to any such suggested modifications, design changes or improvements of the Products, without the payment of any additional consideration therefor either to Distributor, or its employees, agents or customers. Distributor will also promptly notify Synbiotics of any infringement of any Trademarks relating to the Products.

    (h) to communicate to Synbiotics any referrals outside the Territory that come to Distributor's attention relating to the Products.

    (i) to properly handle, transport and store all shipments of the Products after they have arrived at Japan.

7.  Compliance with United States Laws.
    -----------------------------------

    (a) Distributor acknowledges that the export from the United States of the Products may be subject to regulation by the U.S. Export Administration Act of 1979, as amended, and the rules and regulations promulgated thereunder, which restrict exports and re-exports of any products or direct product thereof. Distributor agrees to comply with U.S. Export Administration Regulations as in effect from time to time (including, without limitation, all record-keeping requirements imposed thereunder), and will not re-export the Products in violation of such Regulations.

    (b) Without limitation of the foregoing, Distributor agrees to commit no act which, directly or indirectly, would violate any United States law, regulation, or treaty, or any other international treaty or agreement, relating to or applicable to the export or re-export of the Products, to which the United States adheres or with which the United States complies.

    (c) Distributor agrees to indemnify and hold harmless Synbiotics from any and all fines, damages, losses, costs and expenses (including reasonable attorneys' fees) incurred by Synbiotics as a result of the breach of this
    Section 7 by Distributor.

8.  Confidentiality.  Distributor agrees that all inventions, trade secrets,
    ----------------
know-how and ideas it obtains from Synbiotics and all other business, marketing, technical and financial information it obtains from Synbiotics are the confidential property of Synbiotics ("Proprietary Information"). Distributor will hold in confidence and not disclose any Proprietary Information, provided however that this Distributor's nondisclosure obligation shall not apply to the extent that it may be necessary to disclose, on a confidential basis, Proprietary Information to the third party mutually agreed by both parties hereto or Distributor's outside experts or the competent authorities for the purpose of this

Agreement and to information it can document has entered the public domain and is generally available to the public through no fault of the Distributor. Distributor will promptly report to Synbiotics any actual or suspected violation of the terms of this Section 8, and will take all reasonable further steps request by Synbiotics to prevent, control, or remedy any such violation. Distributor shall, upon the termination of this Agreement, return to Synbiotics all tangible manifestations of Proprietary Information received by Distributor pursuant to this Agreement (and all extracts, summaries, analyses, copies and reproductions thereof).

9.  Warranty and Disclaimer.  Synbiotics warrants only to Distributor as
    ------------------------
follows:

    (a) Synbiotics warrants that the Products when shipped to Distributor by Synbiotics will conform to the Specifications therefor. The Products purchased from Synbiotics which do not comply with the warranty will be replaced. If Synbiotics cannot, or determines that it is not practical to replace the Product, the purchase price therefor will be refunded.

    (b) Synbiotics represent that it is not aware of any actual or potential violation, infringement or misappropriation of any third party's rights (or any claim or potential claim thereof) by the Products. Synbiotics shall hold Distributor and its officers, directors, agents and employees harmless from liability resulting from infringement by the Product of any patent, copyrights, trade secret or other proprietary rights of a third party, provided Synbiotics is promptly notified of any and all threats, claims and proceedings related thereto and given reasonable assistance and the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise: Synbiotics will not be responsible for any settlement it does not approve in writing.

    SYNBIOTICS MAKES NO OTHER WARRANTIES WITH RESPECT TO THE PRODUCTS OR ANY SERVICES AND DISCLAIMS ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, EXCEPT AS SET FORTH ABOVE. The above warranties do not extend to any Product that is modified or altered, is not maintained to Synbiotics' maintenance recommendations, is transported, handled or stored in a manner other than that specified by Synbiotics, has its serial number removed or altered or is treated with abuse, negligence or other improper treatment (including, without limitation, use outside the recommended environment), or is combined with other products, processes or materials where the alleged infringement relates to such combination, or where Distributor continues allegedly infringing activity after being notified thereof or after being informed of combinations that would have avoided the alleged infringement. Distributor's sole remedy with respect to any warranty or defect is as stated above. Distributor will be responsible for all claims, damages, settlements, expenses and attorneys fees incurred by Synbiotics with respect to Distributor's customers or their claims beyond Synbiotics' above warranty obligation to Distributor.

10. Returns.
    --------

    (a) Subject to Section 10(b), Distributor shall be entitled to replace the Products which remain unsold on the expiration date for such Products as specified on the Product label by returning such Products to Synbiotics within sixty (60) days after the expiration date. All returned Products must be in unopened original packaging, which shall conspicuously bear the Material Return Authorization Number, Distributor obtains from Synbiotics prior to return. Distributor shall receive a credit on all properly refunded Products equal to fifty percent (50%) of the lower of (i) the invoice price for such Product on the date it is returned or (ii) the invoice price for such Product on the date it was ordered. The credit may be applied by Distributor to future orders of the Products.

    (b) Due to Federal regulations, "biological products" shipped out of the continental United States cannot be returned. Therefore, any such merchandise must be disposed of according to local laws and regulations. Synbiotics accepts no responsibility or liability for improper disposal of said merchandise. Authorization to destroy merchandise which would, but for such Federal regulations, be returned for repair, replacement or credit must be obtained in writing from Synbiotics' Customer Service Department prior to destroying such merchandise, and Synbiotics reserves the right to inspect and verify such merchandise before granting such authorization to destroy.

11. Exchange of Adverse Information and Data.  The parties shall promptly
    -----------------------------------------
provide each other with any adverse or unexpected information and data on the Product, received or reported form any source.

12. Limited Liability.  EXCEPT AS EXPRESSLY AND UNAMBIGUOUSLY PROVIDED HEREIN,
    ------------------
SYNBIOTICS WILL NOT BE LIABLE UNDER ANY SECTION OF THIS AGREEMENT OR UNDER ANY CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY
(A) FOR NAY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE AMOUNTS PAID TO SYNBIOTICS HEREUNDER DURING THE TWELVE MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE, OR (B) FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR (C) FOR DAMAGES ARISING FROM THE LOSS OF PROFITS OR LOSS OF BUSINESS, EXCEPT FOR ANY DAMAGES CAUSED BY SYNBIOTICS' NEGLIGENCE OR WILLFULNESS. DISTRIBUTOR SHALL INDEMNIFY SYNBIOTICS AGAINST ALL CLAIMS ASSERTED BY ITS CUSTOMERS OR OTHER THIRD PARTIES AS A RESULT OF DISTRIBUTOR'S ACTS OR OMISSIONS.

13. Force Majeure.  Neither party hereto shall be liable to the other party for
    --------------
any losses or damages attributable to a default in or breach of this Agreement which is the result of war (whether declared or undeclared), acts of God, revolution, strike, fire, earthquake, flood, pestilence, riot, enactment or change of laws and regulations, accident(s), labor trouble, or shortage of or inability or obtain material, equipment or transport or any other cause beyond reasonable control of such party, and the performance of obligations hereunder shall be suspended during, but not longer than, the existence of such cause.

14. Relationship of Parties.  The parties hereto expressly understand  and agree
    ------------------------
that Distributor is an independent contractor in the performance of each and every part of this Agreement, is not an agent, partner or joint venturer of or with Synbiotics, and is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith and is responsible for and will indemnify, defend and hold harmless Synbiotics from any and all claims, liabilities, damages, debts, settlements, costs, attorney's fees, expenses and liabilities of any type whatsoever that may arise on account of Distributor's activities or omissions, or those of its employees or agents, including without limitation, providing unauthorized representations or warranties ( or failing to effectively disclaim all warranties and liabilities on behalf of Synbiotics) to its customers or breaching any term, representation or warranty of this Agreement. Synbiotics is in no manner associated with or otherwise connected with the actual performance of this Agreement on the part of Distributor, nor with Distributor's employment of other persons or incurring of other expenses. Except as expressly provided herein, Synbiotics shall have no right to exercise any control whatsoever over the activities or operations of Distributor.

15. Assignment.  This Agreement and the rights hereunder are not transferable or
    -----------
assignable by a party without the prior written consent of the other party, except to a person or entity who acquires all or substantially all of the assets or business of Synbiotics, whether by sale, merger or otherwise. This Agreement shall be binding upon and inure to the benefit of any permitted assignee hereunder of Synbiotics or Distributor. Any said permitted assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by said party.

16. Term and Termination.  Unless terminated earlier as provided herein, this
    ---------------------
Agreement shall ave a term extending ten (10) years from the Effective Date.

This Agreement shall be automatically renewed for a three (3) year period after the initial term, unless either party is otherwise notified by the other in writing at least one hundred eighty (180) days prior to the termination of the initial term or the renewed term.

Distributor understands that after the date specified above or earlier termination, it shall have no right whatsoever to purchase the Products or continue as a dealer or distributor or other wise regardless of any undocumented continuation of the relationship with Synbiotics.

    (a) This Agreement may be terminated by a party for cause immediately by written notice upon the occurrence of any of the following events:

          (1) If the other ceases to do business, or otherwise terminates its business operations; or

          (2) If the other breaches any provision of this Agreement and fails to fully cure such breach within thirty (30) days of written notice describing the breach; or

          (3) If the other seeks protection under any bankruptcy, receivership, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other.

    (b) Each party understands that the rights of termination hereunder are absolute.

    Subject to Section 16(f), neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other arising from or incident to any termination of this Agreement by such party which complies with the terms of this Agreement whether or not such party is aware of any such damage, loss or expenses.

    (c) In the event of any termination, Synbiotics may elect to continue or terminate any purchase order then pending.

    (d) In addition to any provisions that survive termination or expirations according to their terms and any restrictions on Distributor's distribution of Products, the following sections shall survive termination or expiration of this Agreement: Sections 8, 9, 12, 14 and Sections 16 through 18.

    (e) Upon expiration or termination, if Distributor has any right, title or interest in Trademarks or any registration related thereto or in anything referred to in Section 4(e), it will immediately assign all such right title and interest to Synbiotics and take all necessary action to ensure that Synbiotics obtains the full benefit thereof or, if Synbiotics so requests in writing with respect to any such item, take any necessary action to surrender and cancel such item and the related rights, title and interest.

    (f) Termination is not the sole remedy for breach under this Agreement and, whether or not termination is effected, all other remedies for breach will remain available.

17. Duties of Distributor Upon Expiration or Termination.  Notwithstanding any
    -----------------------------------------------------
other provision of this Agreement, upon the termination of this Agreement for any reason whatsoever or expiration of this Agreement, Distributor shall:

    (a) Pay to Synbiotics, in full within thirty (30) days of such termination, any payment accrued prior to the effective date of expiration or termination hereof. Synbiotics shall be entitled to offset and deduct from any money due Distributor, whether or not arising under this Agreement, any all amounts due Synbiotics from Distributor.

    It is expressly understood that upon expiration or termination for any reason whatsoever, Distributor shall be relieved from the payment obligation hereunder except any payment mentioned above.

    (b) Promptly return to Synbiotics any documentation or data, including without limitation all promotional material delivered to Distributor.

    (c) Cooperate with Synbiotics in completing all outstanding obligations to customers, including the fulfillment, at Distributor's expense, of each warranty term and condition.

18. General.
    --------

    (a) Amendment and Waiver - Except as other wise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in any particular instance and either retroactively or prospectively) only with the written consent of the parties. However, it is the intention of the parties that this Agreement be controlling over additional or different terms of any purchase order, confirmation, invoice or similar document, even if accepted in writing by both parties, and that waivers and amendments shall be effective only if made by non-pre-printed agreements clearly specified as and und erstood by both parties to be an amendment or waiver.

    (b) Governing Law - This Agreement shall be governed by and construed under the law of the State of California without regard to conflicts of law principles.

    (c) Arbitration - In the event of any disputes,controversies or differences which may arise between the parties hereto, out of or in relation to or in connection with this Agreement, or for the breach thereof, upon the request of either party, the parties agree to meet and discuss in good faith a possible resolution thereof. If the matter is not resolved within ninety (90) days following the request for discussions, then the matter shall be settled by arbitration upon the initiation o arbitration by either party. If the arbitration is initiated by Distributor, it shall be held in San Francisco, U.S.A. in accordance with the rules of Conciliation and Arbitration of the International Chamber of Commerce. If the arbitration is initiated by Synbiotics, it shall be held in Tokyo, Japan in accordance with the rules of the Japan Commercial Arbitration Association. The award shall be final binding upon the parties hereto.

    (d) Heading and Language - Heading and captions are for convenience only and are not to be used in the interpretation of this Agreement. The official text of this Agreement shall be the English language, and such English text shall be controlling in all respects, notwithstanding any translation hereof under the laws or regulations of any other country. The parties undertake to use the English language in respect of all documents and communications contemplated hereby, except where another language must be used under the laws and regulations of another country. In any such case, a certified English translation shall be supplied to the other party by the party using such document or making such communication.

    (e) Notice - For purposes of this Agreement, and for all notices and correspondence hereunder, the addresses of the respective parties have been set out at the beginning of this Agreement, and no change of address shall be binding upon the other party hereto until written notice thereof is received by such party at the address shown herein. all notices shall be deemed received when personally delivered or one (1) business day after being sent via telefax.

    (f) Entire Agreement - This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and completely supersedes all prior or contemporaneous agreements, understandings, arrangements, commitments, negotiations, and discussions of the parties, whether oral or written (all of which shall have no substantive significance or evidentiary effect).
    Each party acknowledges, represents and warrants that it has not relied on any representation, agreement, understanding, arrangement or commitment which has not been expressly set forth in this Agreement. Each party acknowledges, represents and warrants that this Agreement is fully integrated and not in need of parol evidence in order to reflect the intentions of the parties. The parties specifically intend that the literal words of this Agreement shall, alone, conclusively determine all questions concerning the parties' intent. This Agreement does not contain or constitute any express or impled license to make, have made or modify any Product under any circumstances.

    (g) Equitable Remedies - Distributor acknowledges and agrees that the legal remedies available to Synbiotics in the event Distributor violates the covenants and agreements made in this Agreement would be inadequate and that Synbiotics shall be entitled, without posting any bond or other security, to temporary, preliminary and permanent injunctive relief, specific performance and other equitable remedies in the event of such a violation, in addition to any other remedies which Synbiotics may have at law or in equity.

    (h) Severability - If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.



SYNBIOTICS                           DISTRIBUTOR

SYNBIOTICS CORPORATION               DAIICHI PHARMACEUTICAL CO., LTD.
a California corporation             a Japanese corporation



By:     /s/ Robert L. Widerkehr      By:      /s/ Tadashi Suzuki
        _______________________               __________________
Name:   Robert L. Widerkehr          Name:    Tadashi Suzuki
Title:  President and CEO            Title:   President and CEO

                                  Attachment A


                                    PRODUCTS



                                CANINE VACCINES
                                ---------------

                                SENTRYPAR DHP/L
                                 SENTRYPAR DHP
                                SENTRYVAC DHP/L
                                   SENTRYPAR


                                FELINE VACCINES
                                ---------------

                                   PANAVAC RC
                                  VACSYN/FeLV


                                  DIAGNOSTICS
                                  -----------

                                  ICT GOLD HW
                                 ICT GOLD FeLV

                                   MEMORANDUM



This Memorandum dated and effective as of January 16, 1996 by and between Synbiotics Corporation ("Synbiotics") a California corporation, and Daiichi Pharmaceutical Co., Ltd. ("Distributor"), a Japanese corporation.


                                   WITNESSETH

WHEREAS, Synbiotics and Distributor have entered into a Distribution Agreement (the "Agreement") of on even date herewith, and

WHEREAS, Distributor has expressed its desire to confirm the non-restriction of the research by The Kitasato Institute, a Japanese corporation, with its principal office at 9-1, Shirogane 5-Chome, Minato-Ku, Tokyo 108, Japan, with respect to the competitive product of the Products (as defined in the Agreement), and any other third party who will support Distributor's performance of the Agreement and is agreed upon by the parties (the "Third Party"), and

WHEREAS, Synbiotics is willing to accept such desire;

NOW THEREFORE, for and in consideration of the premises and covenants contained herein and in the Agreement, Synbiotics and Distributor agree as follows:

1. Distributor shall have the obligation to have the Third Party observe the provision of the nondisclosure obligation specified in Section 8 of the Agreement, and Distributor shall remain the responsibility for the Third Party's activity concerned; provided, however, that it is expressly understood that Distributor shall no have any obligation to have the Third Party observe any other terms and conditions of the Agreement, including, but not limited to, the same or similar obligation to observe the provision of Section 6(d) of the Agreement.

2. The provisions of this Memorandum shall in no way alter the obligations and duties of Distributor under the Agreement except as expressly set forth herein. Distributor shall indemnify and hold Synbiotics and its affiliates harmless against claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation incurred by Synbiotics or any of its affiliates as a result of any failure by Third Party to perform or comply with Section 8 of the Agreement.

Subject to above confirmation, the Agreement shall continue in full force and effect.



SYNBIOTICS                        DISTRIBUTOR

SYNBIOTICS CORPORATION            DAIICHI PHARMACEUTICAL CO., LTD.
a California corporation          a Japanese corporation



By:     /s/ Robert L. Widerkehr   By:     /s/ Tadashi Suzuki
        -----------------------           ------------------
Name:   Robert L. Widerkehr       Name:   Tadashi Suzuki
Title:  President and CEO         Title:  President and CEO


                                       1